Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

New Jersey Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $2.50 per share	Rule 456(b) and Rule 457(r)	–	–	–	–	–
Fees Previously Paid	–	–	–	–	–	–		–
Carry Forward Securities
Carry Forward Securities	–	–	–	–		–			–	–	–	–
	Total Offering Amounts					–		–
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							–

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(2)	An unspecified number of shares of Common Stock are being registered as may, from time to time, be offered at indeterminate prices.